        As filed with the Securities and Exchange Commission on March 18, 1997
                                                Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ----------------------

                       SUPERIOR NATIONAL INSURANCE GROUP, INC.
                (Exact name of registrant as specified in its charter)

                   California                         95-93994873
         (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)          Identification No.)

                                  26601 Agoura Road
                             Calabasas, California  91302
      (Address, including zip code, of registrant's principal executive offices)
                                ----------------------

             1986 NON-STATUTORY STOCK OPTION PLAN AND 1986 NON-STATUTORY
                                 STOCK PURCHASE PLAN;
                              1995 STOCK INCENTIVE PLAN
                              (Full title of the plans)

                                   Robert E. Nagle
                 Senior Vice President, General Counsel and Secretary
                       SUPERIOR NATIONAL INSURANCE GROUP, INC.
                                  26601 Agoura Road
                             Calabasas, California  91302
                                    (818) 880-1600
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------------

                                      COPIES TO:
                                 Dana M. Warren, Esq.
                                  Riordan & McKinzie
                             5743 Corsa Avenue, Suite 116
                         Westlake Village, California  91362

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                          PROPOSED          PROPOSED
                                       AMOUNT              MAXIMUM           MAXIMUM               AMOUNT OF
      TITLE OF SECURITIES              TO BE           OFFERING PRICE       AGGREGATE            REGISTRATION
        TO BE REGISTERED            REGISTERED           PER SHARE(1)   OFFERING PRICE(1)             FEE
--------------------------------------------------------------------------------------------------------------
   Common Stock, no par value    3,205,000 shares         $13.3125        $42,666,562.50           $12,929.26
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices for the Company's Common Stock as reported on the Nasdaq National Market on March 13, 1997.

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--------------------------------------------------------------------------------

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that have been filed by Superior National Insurance Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), as noted below, are incorporated by reference into this Registration Statement:

         (1) Amendment No. 3 to Form 10/A of the Company, as filed on December 12, 1995 with the Commission (File No. 0-25984);

         (2) The Annual Report of the Company on Form 10-K for the Company's fiscal year ended December 31, 1996, as filed with the Commission on March 10, 1997 (File No. 0-25984);

         (3) The description of the Company's Common Stock, no par value, contained on pages 59 and 60 of Amendment No. 3 to Form 10/A of the Company, as filed with the Commission on December 12, 1995 (File No. 0-25984), under the caption "Description of Capital Stock."

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a California corporation. The Company's Articles of Incorporation and Bylaws provide for the indemnification of the officers and directors of the Company to the fullest extent permitted by California law.
Section 317 of the General Corporation Law of the State of California ("GCL") provides that a California corporation has the power to indemnify its officers and directors in certain circumstances.

         Subdivision (b) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such director or officer is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if such director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such director or officer was unlawful.

         Subdivision (c) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such director or officer is or was an agent of the corporation, against expenses actually and reasonably incurred by such director or officer in connection with the defense or settlement of the action if such director or officer acted in good faith, in a manner believed to be in the best interests of the corporation and its shareholders, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation in the performance of such director's or officer's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, or (ii) settlement amounts paid and expenses incurred in connection with pending actions disposed of without court approval.

         Section 317 further provides, that, to the extent such director or officer of the corporation has been successful in the defense of any proceeding referred to in subdivision (b) or (c) or in the defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses actually and reasonably incurred by such director or officer in connection therewith; that any other indemnification under Section 317 shall be made only if authorized in the specific case, upon a determination that indemnification is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following: (i) a majority of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon or (iv) the court in which the proceeding is or was pending; that, subject to certain conditions, expenses incurred in defending any proceeding may be advanced to such director or officer by the corporation prior to the final disposition of the proceeding; that indemnification provided for by Section 317 shall not be deemed exclusive of any additional rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such director or officer in such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against that liability under Section 317.

         The Company's Articles of Incorporation currently provide that the liability of a director for monetary damages shall be eliminated to the fullest extent permissible under California law. The Company's Bylaws provide for indemnification of the officers and directors of the Company to the maximum extent permitted by California law. Subdivision (a)(10) of Section 204 of the GCL provides that such exculpation from liability may not be afforded to a director of the corporation (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of such director's duty to the corporation or its shareholders, (vi) under
Section 310 of the GCL or (vii) under Section 316 of the GCL.  Subdivision
(a)(10) of Section 204 of the GCL further provides that no provision that exculpates a director from such liability shall eliminate or limit the liability of (i) a director for any act or omission occurring prior to the date when such provision becomes effective or (ii) an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

         In addition, the Company carries directors' and officers' liability insurance covering its directors and officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 5.1 Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.
23.1     Consent of Riordan & McKinzie - contained in the opinion filed as
         Exhibit 5.1.
23.2     Consent of KPMG Peat Marwick LLP.
24.1     Power of Attorney (included on Page II-5 hereto).


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                      SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 18th day of March, 1997.

                                       Superior National Insurance Group, Inc.



                                       By:  /s/ J. Chris Seaman
                                            -----------------------------------
                                            J. Chris Seaman,
                                            Executive Vice President
                                              and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Chris Seaman his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                         Date
       ---------                       -----                         ----

/s/ William Gentz            President, Chief Executive         March 18, 1997
-------------------------    Officer and Director (Principal
William Gentz                Executive Officer)


/s/ J. Chris Seaman          Executive Vice President,          March 18, 1997
-------------------------    Chief Financial Officer
J. Chris Seaman              Director (Principal Financial
                             and Accounting Officer)


/s/ C. Len Pecchenino        Chairman of the Board and          March 18, 1997
-------------------------    Director
C. Len Pecchenino


/s/ Steven D. Germain        Director                           March 18, 1997
-------------------------
Steven D. Germain


/s/ Thomas J. Jamieson       Director                           March 18, 1997
-------------------------
Thomas J. Jamieson


/s/ Gordon E. Noble          Director                           March 18, 1997
-------------------------
Gordon E. Noble


/s/ Craig F. Schwarberg      Director                           March 18, 1997
-------------------------
Craig F. Schwarberg


/s/ Robert A. Spass          Director                           March 18, 1997
-------------------------
Robert A. Spass


/s/ Bradley E. Cooper        Director                           March 18, 1997
-------------------------

Bradley E. Cooper

                                    EXHIBIT INDEX

Exhibit No.   Description of Exhibit                                Page Number
-----------   --------------------------------------------------    -----------

    5.1       Opinion of Riordan & McKinzie, A Professional
               Corporation.                                              1

   23.1       Consent of Riordan & McKinzie (contained in
               Exhibit 5.1).                                             *

   23.2       Consent of KPMG Peat Marwick LLP.                          2

   24.1       Power of Attorney (included on Page II-5 hereto).          *